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                                                                   EXHIBIT 10.1

                                      LEASE

THIS LEASE, dated as of the 1st day of October, 2000, between NEWTOWN GROUP PROPERTIES LIMITED PARTNERSHIP, a Connecticut limited partnership, hereinafter referred to as the Landlord, and MARTHA STEWART LIVING OMNIMEDIA, INC., a Delaware corporation, hereinafter referred to as the Tenant.

                                   WITNESSETH:

      WITNESSETH: That NOW THEREFORE, the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord, the demised premises described below on the following terms and conditions.

1.    Demised Premises:

      The Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord, a portion of the building ("building") situated on the land ("land") described in "Exhibit A" attached hereto and located at 19 Newtown Turnpike, Norwalk and Westport, Connecticut. Said portion of the building is crosshatched on "Exhibit B" attached hereto and is referred to hereinafter as "premises", "Premises", "demised premises" or "Demised Premises". Landlord and Tenant agree that it shall conclusively be deemed that there are 30,523 rentable square feet attributable to the demised premises, irrespective of the results of any calculation and/or measurement hereafter. In addition, Tenant and Tenant's employees and invitees may use any of the parking spaces of the parking lots on the land; Landlord represents to Tenant that there shall be a total of at least ninety-nine (99) parking spaces on the land for the exclusive use of Tenant and Tenant's employees and invitees.

2.    Term:

      The initial term ("initial term") of this Lease shall a) commence July 1, 2001 ("Commencement Date") and b) end June 30, 2006.

      In the event, but only in the event, that a) Tenant complies with all provisions of this entire Article as and when required, and b) at the time of the expiration of the then current term, 1) Tenant, at all times prior thereto, shall have fully and faithfully complied with and performed all terms and/or provisions of this Lease, as and when required pursuant to this entire Lease, and 2) this Lease shall then be in full force and effect, Tenant shall have two
(2) options to extend the term of this Lease for one additional term ("option term"), each such option term being for five (5) years and commencing at midnight on the date on which the then current term terminates. Said option as to the immediately following option term shall, at all times hereafter, automatically, conclusively, absolutely and forever be deemed not to have been exercised by Tenant, all unless Tenant shall notify Landlord by giving Landlord written notice ("Notice to Landlord") received by Landlord at least nine (9) months prior to expiration of the then current term (time being of the essence) that Tenant elects to exercise said option. Such extension shall be on the same terms, covenants and conditions as the initial term except for the amount of Base Rent and further except that there shall be absolutely no option whatsoever to extend the term of this Lease beyond the second such option term. The Base Rent due and payable for each Lease Year of each such option term shall be the greater of 1) the amount recalculated for each Lease Year of each such option term pursuant to 3.b) of this Lease or 2) the fair market rental for the demised premises determined by Landlord and Tenant at least one (1) year prior to the date on which the then current term will expire. In the event Landlord and Tenant do not agree as to said fair market rental at least one (1) year prior to the date on which the then current term will expire, said fair market rental shall be determined pursuant to the Article of this Lease entitled "Disputes". In the event that, prior to inception of such option term, said agreement is not reached and/or said determination is not made as to the amount of fair market rental for such option term, Tenant shall pay Landlord: a) on the first day of each month of such option term, until said agreement is reached or said determination is made, the amount of Base Rent due pursuant to 1) of the fourth sentence of this paragraph, same to be applied to the amount of Base Rent ultimately determined to be due for such option term, b) immediately upon the reaching of said agreement or making of said determination, the difference, if any, between said Base
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Rent ultimately determined to be due for such option term and the amount paid pursuant to a) of this sentence, and c) at all times after the reaching of said agreement or making of said determination, on the first day of each month of such option term the amount of Base Rent ultimately determined to be due for such option term.

      "Lease Year" as used throughout this entire Lease shall mean each twelve
(12) month period, with the first Lease Year commencing on July 1, 2001.

3.    Base Rent:

      The Base Rent ("Base Rent" or "rent") for the initial term shall be the following which shall be paid, by Tenant to Landlord, with respect to the Demised Premises, in advance, on the Commencement Date and on the first day of each calendar month thereafter:

      a) With respect to the first Lease Year of the initial term (i.e., from and including July 1, 2001 through and including June 30, 2002):$1,007,259.00, payable in twelve (12) equal, monthly installments of $83,938.25 each month; and

      b) With respect to each Lease Year of the initial term after said first Lease Year of the initial term: the greater of (i) the Base Rent which shall have been payable with respect to the immediately prior Lease Year multiplied by 1.02, or (ii) the Base Rent which shall have been payable with respect to the immediately prior Lease Year multiplied by a fraction, the numerator of which is the CPI for April immediately preceding the inception of the Lease Year for which Base Rent is being calculated commences, and the denominator of which is the CPI for April immediately preceding the inception of the immediately prior Lease Year. For example, for the second Lease Year of the initial term, the monthly Base Rent shall be the greater of (i) the product of $83,938.25 multiplied by 1.02 or (ii) the product of $83,938.25 multiplied by a fraction, the numerator of which is the CPI for April 2002 and the denominator of which is the CPI for April 2001. The Base Rent arrived at by the foregoing calculation would then be the Base Rent used to calculate the Base Rent for the third year of the initial term. Base Rent for any Lease Year shall be paid in twelve (12), equal monthly installments.

      "CPI" shall mean the CPI-U Indexes ("CPI-U Indexes") of Table 2. Consumer Price Index for All Urban Consumers (CPI-U) and Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W): Selected areas, all items index ([1982-84=100], unless otherwise noted), for Selected local areas, N.Y.-Northern N.J.-Long Island, NY-NJ-CT, published by the Bureau of Labor Statistics of the United States Department of Labor (or in the event, but only in the event, that CPI-U Indexes shall cease to be so published, the CPI-W Indexes of said Table, for N.Y.-Northern N.J.-Long Island, NY-NJ-CT, published by said Bureau of said Department). In the event the CPI shall hereafter be a) converted to a different standard reference Base or otherwise revised, or b) cease to be published, the determination of the annual rent for each such Lease Year of such option term shall be made with the use of such conversion factor, formula, table or method for converting the CPI as may be published by the Bureau of Labor Statistics, or, failing such latter publication, the use of such conversion factor, formula, table or method as may be published by Prentice Hall, Inc., or, failing such latter publication, then with the use of conversion factor, formula, table or method as may be published or used by any other nationally recognized publisher selected solely by Landlord or similar statistical information selected solely by Landlord.

4.    Payment of Base Rent etc.:

      Said Base Rent (and all other sums due pursuant to this Lease) shall be paid without abatement, setoff, deduction, demand, and/or any notice whatsoever, monthly in advance, in installments as set forth above, (and/or as otherwise set forth in this Lease) (i) at P.O. Box 707, Westport, Connecticut 06881, (ii) if paid by wire transfer, in accordance with the wiring instructions set forth in "Exhibit D"or in notice from Landlord to Tenant in accordance with Article 19. of this Lease, or (iii) as may be otherwise directed by the Landlord in writing. In the event the Landlord does not receive on or before the fifth day of any particular calendar month


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(time being of the essence), in good, immediately available funds, the entire
Base Rent then due, then any portion of such Base Rent not so received shall be subject to the late fee of five (5%) percent per month described in the second paragraph of Article 18 hereof.

5.    Peaceful Possession:

      The Landlord covenants that the Tenant, on paying said Base Rent and all other sums due pursuant to this Lease and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.

6.    Purpose:

      The Tenant shall use the demised premises only for offices, kitchen and a television studio and for no other use whatsoever.

7.    Re-entry, etc.:

      The Tenant shall, without any previous demand therefor, pay to the Landlord, or its agent, said Base Rent and all other sums due pursuant to this Lease, and perform all terms of this Lease, at the times and in the manner provided. In the event of the a) non-payment of said Base Rent, and/or any installment thereof, and/or any other sums due pursuant to this Lease within five (5) business days after Tenant receives notice that such payments were not made when due, b) failure to perform all other terms of this Lease, at the times and in the manner provided, and if said failure shall not have been cured within fifteen (15) days after notice to Tenant (said b) collectively referred to hereafter as "failure regarding other terms") and/or c) deserting and/or vacating of the demised premises, the Landlord or its agents shall have the right to and may enter said demised premises as the agent of the Tenant, without being liable therefor, and may relet the demised premises, and receive said Base Rent therefor, and all other sums due pursuant to this Lease, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the demised premises under this Lease shall be forfeited. Such re-entry by the Landlord shall not operate to release the Tenant from any of said Base Rent and all other sums due pursuant to this Lease and/or from any covenants to be performed hereunder during the full term of this Lease. For the purpose of reletting, the Landlord shall be authorized to make such repairs or alterations in or to the demised premises as may be necessary to place the same in good order and condition. The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, provided such repairs or alterations are reasonable, and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy said Base Rent and all other sums due pursuant to this Lease, the Tenant shall forthwith pay such entire deficiency. The Tenant shall not be entitled to any surplus accruing as a result of the reletting. Each party to this Lease shall pay, all reasonable attorney's fees and other expenses incurred by the other party in enforcing any of the obligations under this Lease provided said other party shall prevail in said enforcement (and any such fees and expenses so payable by Tenant shall be deemed additional rent hereunder). All fees and expenses referred to in the immediately preceding sentence shall be due and payable a) if from the Tenant, within thirty (30) days after Landlord prevails in the enforcement referred to in the immediately preceding sentence, or b) if from Landlord, within thirty
(30) days after Tenant prevails in the enforcement referred to in the immediately preceding sentence. Notwithstanding the provisions of the second sentence of this paragraph, in the event, but only in the event, that any such "failure regarding other terms" 1) can not be cured within fifteen (15) days after notice to Tenant and 2) does not or will not result in any a) harm, damage and/or liability to the land, building, demised premises, Landlord and/or Tenant and/or any other party and/or property, b) default and/or breach of any other lease, c) default and/or acceleration of any note, mortgage, assignment of leases or other loan document relating to the land and/or building, c) violation, cancellation and/or termination of, and/or increase in premiums relative to, any insurance policy existing presently and/or hereafter and/or d) violation of, non-compliance with and/or action pursuant to any governmental law, ordinance, and/or regulation, then in the event of 1) and 2), but only in the event of 1) and 2), Landlord shall not have any of the rights set forth in the second sentence of this paragraph provided Tenant commences to cure said "failure regarding other terms" within fifteen (15) days after notice to Tenant and Tenant diligently pursues said cure at all times thereafter until said failure regarding other terms has been fully cured.


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8.    Sub-letting and Assignment:

      a) The Tenant shall not sub-let the demised premises or any portion thereof, nor assign or encumber this Lease or any portion thereof, without the prior express written consent of the Landlord (which consent shall not be unreasonably withheld and the decision relative to any such consent shall not be delayed more than thirty (30) days from the date Landlord receives all items to which Landlord is entitled pursuant to this entire paragraph). Subject to the terms of Article 8 b) below, said consent may be withheld, in the sole reasonable discretion of the Landlord and/or any present and/or future holder of any present and/or future mortgage on the land and/or building, for reasons which shall include, but not be limited to, the determination as to any proposed sublessee, assignee and/or encumbrance holder (collectively, "transferee") whether alone and/or in comparison with Tenant, relative to any business, financial, personal and/or other issue and/or consideration, including, but not limited to, (i) previous business experience, (ii) proposed business, (iii) previous, present and/or projected income, assets, liabilities and net worth,
(iv) financial history, (v) character and/or (vi) other matters. In order to assist the determination of any request for such consent, Tenant shall deliver to Landlord the following: a) simultaneously with said request, written (i) description by transferee of the previous business experience of, and business proposed by, transferee, (ii) references from two other parties ("other parties") describing transferee's character, previous business experience, financial history and present financial status, (iii) consent of, and authorization from, transferee to a) Landlord for Landlord to contact said other parties and/or any other company and/or agency which is hereafter in the business of providing and/or reporting credit, financial and/or other business documents and/or information (collectively, "credit companies") and to obtain from said other parties and/or credit companies such further documents and/or other information as to transferee as Landlord may thereafter request from said other parties and/or credit companies, and b) said other parties and/or credit companies for said other parties and/or credit companies to provide Landlord with all of said further documents and/or other information, and (iv) financial statements (including balance sheets and income statements) and all tax returns of transferee and Tenant for the two immediately preceding years, b) thereafter, any further documents and/or information Landlord may reasonably request, and c) each time Tenant delivers any of foregoing to Landlord, the consent of, and authorization from, Tenant, transferee, said other parties and said credit companies to Landlord to provide all of foregoing to all of said present and/or future holders of said present and/or future mortgages.

      b) Notwithstanding any contrary provision of Article 8, Landlord shall consent to any subtenant proposed by Tenant, provided that (i) the proposed subtenant does not pose a material risk to the physical condition or commercial reputation of the Demised Premises and (ii) at the time Tenant proposes such subtenant, Tenant meets the required Financial Ratios (as defined below), or, if such Financial Ratios are not met, Tenant delivers to Landlord, as an additional security deposit hereunder, a letter of credit in the amount of three (3) months Base Rent reasonably estimated by Landlord to be due for the final three (3) months of the term of this Lease, as such term may have been then extended by Tenant pursuant to Article 2 of this Lease; provided, however, that if Tenant subsequently elects an option term pursuant to Article 2 of this Lease, then such letter of credit amount shall be increased to three (3) months Base Rent reasonably estimated by Landlord to be due for the final three (3) months of such subsequently elected option term. Provided the Landlord is obligated to consent to the proposed subtenant as provided in the first sentence of this paragraph, in the event that Tenant proposes to sublet the Demised Premises to a subtenant that would require all or any portion of the space currently used as a television studio (the "studio space") to be modified for use as office space, then Landlord shall have the option, in its sole discretion, to either:

      (i) consent to such sublease, provided Tenant meets said Financial Ratios or delivers to Landlord said letter of credit as an additional security deposit hereunder; or

      (ii) terminate all of Landlord's and Tenant's respective rights and obligations under this Lease for the remainder of the term, which termination shall be effective a) as of the date four (4) months after Landlord provides notice


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            of its election of this option and b) without any further consent, signature and/or any other act of Landlord and/or Tenant.

Landlord shall elect option (i) or (ii) referred to in the immediately preceding sentence and provide Tenant notice of such election within one (1) month after Landlord receives written notice from Tenant of such a proposal by Tenant. If Landlord elects said option (i), Tenant shall have the right, without obtaining any further consent of the Landlord, to make such alterations, additions or improvements to the studio space to the extent necessary to convert all or any portion of the studio space into office space of a quality consistent with the portion of the Demised Premises currently used as office space.

      Tenant shall have so met said "Financial Ratios" if, according to Tenant's financial statements filed with the Securities and Exchange Commission immediately prior to the date of determination, Tenant's stockholders' equity is at least one hundred million dollars ($100,000,000).

      c) In addition to any and all other amounts due from Tenant to Landlord, rights and/or remedies of Landlord and/or obligations and/or liabilities of Tenant, all whether or not same accrue and/or are due prior to, upon and/or after any such consent, sub-letting, assignment or encumbering, Tenant shall pay Landlord the following within seven (7) days of Landlord's demand for same (said seven (7) day period being on a time is of the essence basis wherever said seven
(7) day period is referred to in this entire Article): a) whether or not said consent is given, all reasonable expenses incurred by Landlord relative to and/or resulting from said request, determination, consent, subletting, assignment, encumbering and/or any modification of this Lease, and/or review of any of foregoing, including, but not limited to, attorneys' fees, accountants' fees, consultants' fees, credit and/or financial report and/or search fees and/or the like, but in no event more than Five Thousand and 00/100 ($5,000.00) Dollars, and b) if said consent is given, the further sum of the difference, if any, between Five Thousand and 00/100 ($5,000.00) Dollars and the amount paid by Tenant to Landlord pursuant to a) of this sentence.

      d) Notwithstanding any provision of this entire Lease, including, but not limited to, this entire Article 8., in the event said consent is given, the Tenant shall be and remain jointly and severally liable with transferee for any and all obligations and liabilities pursuant to this entire Lease, all whether or not same accrue and/or are due prior to, upon and/or after, and notwithstanding, any such consent, subletting, assignment and/or encumbering; none of said obligations and liabilities shall be merged in any such consent, subletting, assignment or encumbering but shall survive same. Within five (5) business days of Landlord's demand for same (said five (5) business day period being on a time is of the essence basis wherever said five (5) business day period is referred to in this entire Article), Tenant shall deliver to Landlord Tenant's written confirmation ("confirmation") of all contents of the immediately preceding sentence.

      e) Any such consent, subletting, assignment and/or encumbering shall be deemed to be expressly a) conditioned upon Landlord's receipt of (i) all amounts referred to in the first paragraph of this Article 8.c) within the seven (7) day period referred to in said first paragraph and (ii) the confirmation referred to in the second paragraph of this Article 8.c) within the five (5) business day period referred to in said second paragraph, and b) null, void and of no effect whatsoever if Landlord does not receive all of said amounts and confirmation within said seven (7) day period and five (5) business day period, respectively.

9. Condition of Premises, Repairs/Alterations and Improvements/ Sanitation, Inflammable Materials/Sidewalks:

      The Tenant shall quit and surrender the demised premises at the end of the demised term in as good condition as the reasonable use thereof will permit. Tenant's obligations pursuant to the immediately preceding sentence shall include, but not be limited to, Tenant's providing, and paying all costs of, reasonable cleaning of, and waste removal from, demised premises. The Tenant shall not make any alterations, additions, or improvements to the demised premises without the Landlord's 1) prior express written initial consent of same and 2) final express written approval of all of same as-built, which consent and approval, inter alia, need not violate any mortgage now or hereafter affecting demised premises and shall require that Tenant


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complies with all governmental regulations relative to all of foregoing, which consent and approval shall not be unreasonably withheld or delayed. Tenant shall pay, as and when due, all costs of all such alterations, additions and improvements. The Tenant shall pay all costs of all repairs, replacements, renovations, alterations, additions, improvements and/or maintenance required to or for demised premises, building and/or land reasonably determined by Landlord to be required due to the use of the demised premises, building and/or land by Tenant and/or its agents, servants and/or invitees (except repairs which are so required to a) structural elements and/or b) systems, of the demised premises and/or building; however, Tenant shall pay all costs of all repairs which are so required to a) structural elements and/or b) systems, of the demised premises and/or building, if said repairs result from the act and/or failure to act (provided such failure to act is in violation of Tenant's obligations under this Lease and/or at law and/or in equity) of Tenant and/or its agents, servants and/or invitees). Notwithstanding anything contained in this Lease and/or at law and/or in equity, Landlord shall not be obligated to provide and/or pay for any repairs, replacements and/or maintenance of any replacements, renovations, alterations, additions and/or improvements made by Tenant and/or its agents, servants and/or invitees unless under this Lease and/or at law and/or in equity, Landlord was obligated to make such replacements, renovations, alterations, additions and/or improvements in the first instance. The Tenant shall wash the inside and the outside of all windows of demised premises at least once every three (3) months. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the demised premises either by the Landlord or the Tenant, except furniture, studio equipment, or moveable trade fixtures installed at the expense of and belonging to the Tenant and which are removed by Tenant at its cost and without damage to the land, building or premises, shall be the property of the Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the termination of this Lease, without compensation to the Tenant. Nothing in this Lease shall impair Tenant's right to remove its furniture, equipment, personal property and/or any moveable trade fixtures (including, without limitation, its broadcast systems and media production infrastructure) installed at the expense of or belonging to, Tenant, provided that Tenant repairs any damage to the demised premises caused by such removal. The Tenant has reviewed the demised premises and accepts same in the "as is" condition.

      At the option of Landlord, the following aspects of the current build-out shall be modified by Tenant upon termination of the Lease so as to provide an empty, clean space:

      (i) The acoustical treatments applied to the surfaces of the walls and ceilings in the studios shall be removed.

      (ii) The studio lighting systems, including lighting grids, and all related power and dimmer systems shall be removed. The dimmer room electrical systems shall be removed, and the electrical service thereto shall be cut back to the main electrical closet.

      (iii) The prep kitchen fixtures and equipment shall be removed, and all utilities shall be cut and capped at the walls and floor. The roof penetration for the kitchen exhaust fan shall be capped and roofed so as to maintain the warrantee on the roof.

      (iv) The control room raised floor and ceiling soffit systems shall be removed.

      (v) The blocked windows of the spaces currently used as studios shall be unblocked and replaced with windows that match the currently existing windows elsewhere in the building.

      At the option of Landlord, Tenant shall convey to Landlord the Commissary Kitchen equipment and fixtures which would otherwise be required to be removed under this Article 9. The cost to Landlord of these assets shall be agreed upon by the parties at the time of such transaction.

10.   Liens:


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      In the event that any lien is filed against the demised premises, building and/or land as a result of any act and/or omission by and/or on behalf of Tenant and/or Tenant's agents, servants, employees, contractors and/or invitees, after thirty (30) days' notice to the Tenant (unless any present or future mortgagee of the demised premises shall require a shorter notice period or no notice period, in which event said shorter notice period or no notice period shall apply) the Tenant shall have said lien released and discharged at Tenant's sole cost, and if said lien is not so released and discharged within said period, the Landlord, at its option, may terminate this Lease and/or pay said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in releasing and/or discharging said lien, as additional rent hereunder.

11.   Liability of Landlord:

      The Landlord shall not be responsible for the loss of or damage to property or injury to persons occurring at the demised premises, building and/or land, by reason of any existing or future condition, defect, matter or thing at the demised premises, building and/or land or the property of which the demised premises are a part, or for the acts, omissions or negligence of other persons or entities at the demised premises, building and/or land. The Tenant agrees to, shall, and does hereby, indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring at the demised premises(and/or at the building and/or land if such loss, damage or injury shall directly result from Tenant's and/or Tenant's agents', servants', employees', contractors' and/or invitees' intentional and/or negligent act and/or failure to act (provided such failure to act is in violation of Tenant's obligations pursuant to this Lease and/or otherwise at law and/or in equity)). Excepted from the provisions of the immediately two (2) preceding sentences shall be such loss, damage or injury as shall directly result from Landlord's intentional and/or negligent act and/or failure to act (provided such failure to act is in violation of Landlord's obligations pursuant to this Lease and/or otherwise at law and/or in equity).

12.   Services, Utilities and Other Expenses:

      Utilities furnished to the demised premises for the benefit of the Tenant shall be provided by Landlord. In addition to all Base Rent and all other sums due pursuant to this Lease, utilities, services and other costs shall be paid for as set forth in "Schedule 1" attached hereto. The Landlord shall not be liable for any interruption or delay in any of the above services for any reason whatsoever.

13.   Right to Inspect and Exhibit:

      The Landlord, or its agents shall have the right to enter the demised premises at reasonable hours provided reasonable advance notice is given to the Tenant, to examine the same, or to run telephone or other wires, or to make such repairs, additions or alterations as it shall reasonably deem necessary for the safety, preservation or restoration of the building and improvements, or for the safety or convenience of the occupants or users thereof, or to exhibit the same to prospective purchasers, lenders and/or agents, and put upon the premises a suitable sign. In the event Tenant shall not have validly exercised all of the options herein provided, for six (6) months prior to the expiration of the initial term and all option terms immediately preceding any option terms not so validly exercised, the Landlord, or its agents, may similarly exhibit the premises to prospective tenants and/or agents, and may place the usual "To Let" signs thereon.

14.   Damage by Fire, Explosion, The Elements or Otherwise:

      In the event of the 1) total destruction of the demised premises or the building by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or 2) such partial destruction thereof as to render the demised premises a) wholly untenantable and unfit for occupancy, or
b) not repairable within one hundred eighty (180) days from the happening of such injury, then and in such case, all sums due relative to any period thereafter shall equitably abate, and, at the option of Tenant or Landlord, the term hereby created shall cease and become null and void from the date of such damage or destruction and the Tenant shall


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immediately surrender said demised premises and all the Tenant's interest therein to the Landlord, and shall pay Base Rent and all other sums due pursuant to this Lease as may have been so equitably abated, only to the time of such surrender, in which event the Landlord may re-enter and re-possess the demised premises thus discharged from the Lease and may remove all parties therefrom. Should the demised premises be partially destroyed and rendered partially untenantable and unfit for occupancy, but yet be repairable within one hundred eighty (180) days from the happening of said injury, the Landlord shall and may enter and repair the same, shall commence repairs as soon as practical and proceed diligently to complete said repairs, and the Base Rent and all other sums due pursuant to this Lease shall be equitably abated from the date of said injury until said repairs are completed, and shall recommence in full immediately after said repairs shall be completed. Should the demised premises not be rendered untenantable and unfit for occupancy, then the Landlord shall and may enter demised premises and repair the same with reasonable promptness and in that case the Base Rent and all other sums due pursuant to this Lease accrued and accruing shall not cease or be reduced. The Tenant shall immediately notify the Landlord in case of fire or other damage in the demised premises of which Tenant has notice.

15.   Observation of Laws, Ordinances, Rules and Regulations:

      Subject to the provisions expressly appearing in parenthesis in the fifth sentence of Article 9. of this Lease, the Tenant shall observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the demised premises. The Tenant shall not do or permit anything to be done in the demised premises, or keep anything therein, which is in violation of
Article 6 hereof and will increase the rate of the Landlord's all risk property insurance premiums on the building, land, other buildings and/or improvements on the land and/or property kept therein or conflict with the regulations of the Fire Department or the Landlord's all risk property insurance policy upon the building, land, other buildings and/or improvements on the land and/or property kept therein or obstruct or interfere with the rights of other tenants of the building, land and/or said other buildings and/or improvements. In the event of any increase in the Landlord's all risk property insurance premiums on (and if a blanket policy, attributable and allocable to) the building, land, other buildings and/or improvements on the land and/or property kept therein resulting from the Tenant's specific manner of use and occupancy of the demised premises other than Tenant's current specific manner of use and occupancy of the demised premises, or from any act or omission on the part of the Tenant in violation of the terms of this Lease, the Tenant shall pay said increase in the Landlord's all risk property insurance premiums on (and if a blanket policy, attributable and allocable to) the building, land, other buildings and/or improvements on the land and/or property kept therein as additional rent.

16.   Signs:

      No sign, advertisement, or notice (collectively, "sign") shall be affixed to or placed upon any part of the demised premises by the Tenant, except in such manner, and of such size, design and color as shall be expressly approved in advance in writing by the Landlord (said approval not to be unreasonably withheld). Landlord shall attend to the obtaining and placing of all signs approved by Landlord, and Tenant shall forthwith pay Landlord for all of same. Landlord acknowledges that all signs affixed to or placed upon the demised premises by Tenant on or before the effective date hereof are hereby expressly approved.

17.   Subordination to Mortgages and Deeds of Trust, etc.:

      This Lease is subject and subordinate, and is hereby subjected and subordinated, to all present and/or future mortgages, deeds of trust and other encumbrances affecting the demised premises, land or building. The Tenant, forthwith upon demand of Landlord, shall execute and deliver to Landlord, at no expense to Landlord, all instruments which may reasonably be deemed necessary or desirable by the Landlord to further effect, and/or to confirm, the subjection and subordination of this Lease to any such present and/or future mortgage, deed of trust or encumbrance. The Tenant further, forthwith upon demand of Landlord, shall execute and deliver to Landlord, at no expense to Landlord, all estoppel certificates and ratification and attornment agreements as requested by Landlord relative to any proposed refinancing and/or sale of the land and/or building. Within fifteen (15) days after Tenant's execution and delivery to Landlord of this Lease and the security deposit required hereunder, Landlord shall deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement in substantially the same form and content as "Exhibit C" attached hereto executed by the present mortgagee of the land. Landlord shall use its best efforts to deliver to Tenant an agreement in substantially the same form and content as said "Exhibit C" executed by all future mortgagees of the land. Landlord acknowledges that Tenant has executed and delivered the documents required by the second and third sentences of this paragraph to the extent Landlord has requested said execution and delivery to date.

18. Non-Payment and/or Failure to Comply with Covenants, Forfeiture of Lease, Non-Waiver of Breach, Attorneys' Fees etc.:

      In case Tenant a) does not pay any sum due pursuant to this Lease as and when due, including, but not limited to, Base Rent and/or net costs, within five
(5) business days after the dates when due, and/or b) fails to fully comply with any of the other covenants, agreements and conditions of this Lease as and when due, and, as to b) fails to discontinue such failure to comply referred to in b) within 15 business days after notice thereof given to the Tenant (said b) collectively referred to hereafter as "failure regarding other terms"), this Lease shall thenceforth, at the option of the Landlord, become null and void. In such case, all Base Rent and all other sums due pursuant to this Lease theretofore, and/or which would have become due thereafter (discounted to the then present value, using a discount rate of 8% per annum), shall forthwith become due and payable, and the Tenant shall be liable for all loss or damage resulting from such violation as aforesaid. No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before the Landlord shall exercise its option under this paragraph operate to defeat the right of the Landlord to declare this Lease null and void and to re-enter upon the demised premises after the said breach or violation. In any of said events Tenant shall pay Landlord all costs reasonably incurred by Landlord as a result of said non-payment and/or failure to comply, including, but not limited to, all reasonable attorneys' fees, experts' fees and court costs. Notwithstanding the provisions of the first sentence of this paragraph, in the event, but only in the event, that any such "failure regarding other terms" 1) can not be cured within fifteen (15) days after notice to Tenant and 2) does not or will not result in any a) harm, damage and/or liability to the land, building, demised premises, Landlord and/or Tenant and/or any other party and/or property, b) default and/or breach of any other lease, c) default and/or acceleration of any note, mortgage, assignment of leases or other loan document relating to the land and/or building, c) violation, cancellation and/or termination of, and/or increase in premiums relative to, any insurance policy existing presently and/or hereafter and/or d) violation of, non-compliance with and/or action pursuant to any governmental law, ordinance, and/or regulation, then in the event of 1) and 2), but only in the event of 1) and 2), Landlord shall not have any of the rights set forth in the first sentence of this paragraph provided Tenant commences to cure said "failure regarding other terms" within fifteen (15) days after notice to Tenant and Tenant diligently pursues said cure at all times thereafter until said failure regarding other terms has been fully cured.

      In addition to all of, and not in lieu of any of, Landlord's other rights and/or remedies and/or Tenants' other obligations, forthwith upon any failure of Tenant to fully and faithfully comply with all provisions of this entire Lease, including, but not limited to, paying all Base Rent, additional rent, rent, net costs, and all other sums due pursuant to this entire Lease, Tenant shall pay Landlord five (5%) percent of all amounts Tenant fails to pay as and when required by this Lease, for each month said failure of Tenant to so fully and faithfully comply with all provisions of this entire Lease continues. Said five (5%) percent shall conclusively a) represent the estimate of the Landlord and Tenant of one (1) of Landlord's costs relative to said failure of Tenant, and b) not be deemed to constitute a penalty.

      Landlord shall have the obligation to use reasonable efforts to mitigate its damages.

19.   Notices:

      All notices and demands, legal or otherwise, incidental to this Lease, or the occupation of the demised premises, shall be in writing. If either party or its agent desires to give or serve upon the other party any notice or demand, it shall be sufficient to send a copy thereof by Certified Mail, Return Receipt Requested, addressed to said other party at the address set forth in the immediately following sentence with a copy to a) Martha Stewart Living Omnimedia, Inc., 11 West 42nd Street, New York, New York 10036, Attention:
President, with a copy to General Counsel, if to Tenant, and b) Peter van Witt, P.O. Box 707, Westport, Connecticut 06881 and Henry A. Perles, Esq., at c/o Kleban & Samor, P.C., 2425 Post Road, Southport, Connecticut 06490, if to Landlord. Notices from the Landlord to the Tenant shall be to the demised premises and from the Tenant to the Landlord shall be to the place hereinbefore designated for the payment of rent. Landlord or Tenant may from time to time designate in writing a change of the place to which notice shall be given to said designating party.

20.   Bankruptcy, Insolvency, Assignment for Benefit of Creditors:

      It is further agreed that if at any time during the term of this Lease the Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant, then the Landlord may, at its option, terminate this Lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the Tenant or the Tenant's estate, but such termination shall not release or discharge any payment of Base Rent and/or any other sums due theretofore and/or thereafter pursuant to this Lease, or any liability by reason of any agreement or covenant herein contained on the part of the Tenant.

21.   Holding Over by Tenant:

      In the event that the Tenant shall remain in the demised premises after the expiration of the term of this Lease without Landlord's and Tenant's having executed a new written lease, such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at the rate of 200% of the Base Rent due for the last month of the demised term plus all other sums due pursuant to this Lease.

22.   Eminent Domain, Condemnation:

      If the property or any part thereof wherein the demised premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease at the option of the Landlord shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

      Notwithstanding the foregoing, Tenant shall have the right separately to pursue against the condemning authority an award in respect of the loss, if any, to leasehold improvements paid for by Tenant without any credit or allowance from Landlord and in respect to the loss of Tenant's leasehold interest.

23.   Disputes:

      Any dispute arising under this Lease shall be settled by arbitration. The Landlord and Tenant shall each choose an arbitrator, and the two arbitrators thus chosen shall select a third arbitrator. The findings and award of the three arbitrators thus chosen shall be final and binding on the parties hereto.

      For disputes hereunder that are not resolved by the parties within ten
(10) days after either party gives notice to the other of its desire to arbitrate the dispute, the dispute shall be settled by binding arbitration by the American Arbitration Association in accordance with its then-prevailing rules at the office of the American Arbitration Association nearest the demised premises. Judgment upon the arbitration award may be entered in any court having jurisdiction.

The arbitrators shall have no power to change the lease provisions. The arbitration panel shall consist of three arbitrators, each of whom must be a commercial real estate broker then actively engaged in the practice of commercial real estate brokerage in Fairfield County for at least the immediately preceding five (5) years. Both parties shall continue performing their lease obligations pending the award in the arbitration proceeding.

24.   Delivery of Lease:

      No rights shall be conferred upon the Landlord and/or Tenant until this Lease has been signed by the Landlord and Tenant, and an executed copy of this Lease has been delivered to the Landlord and Tenant.

25.   Lease Provisions Not Exclusive:

      The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

26.   Lease Binding on Heirs, Successors, Etc.:

      All of the terms, covenants and conditions of this Lease shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

      This Lease and all obligations of Tenant to pay Base Rent and all other sums due pursuant to this Lease and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall not be modified, reduced, altered and/or affected in any manner and/or to any extent whatsoever, if Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with the National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency, or by reason of the conditions of supply and demand, or by reason of strike, or by reason of any other cause beyond Landlord's control.

27.   Security:

      The Tenant deposited with Landlord a) $50,000.00 on March 14, 1996, b) $17,000.00 on March 3, 1997, and c) $30,000.00 on September 3, 1997 (which sums total $97,000.00) as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this Lease upon the Tenant's part to be performed, which sums shall be returned to the Tenant, with interest from said dates of deposit to the date of return to Tenant at the passbook rate paid from time to time by banks reasonably chosen by Landlord (although Landlord shall have no obligation to deposit any or all of said security) after the time fixed as the expiration of the term herein, provided Tenant has vacated demised premises, removed all personalty required to be removed therefrom and has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, the Landlord shall have the right to transfer such security and interest to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security and interest; and the Tenant agrees to look to the vendee solely for the return of the said security and interest, and it is agreed that this shall apply to every transfer or assignment made of the security and interest to a vendee. The security deposited under this lease and the interest earned or deemed earned thereon shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord. In the event any or all of said security is utilized by Landlord, the entire amount so utilized shall be replenished by Tenant's depositing with Landlord a further sum in the amount so utilized forthwith upon Landlord's notification to Tenant of said utilization.

28.   Confidentiality:

         All terms of this entire Lease ("terms") shall be held by Landlord and Tenant in strict and absolute confidence and not revealed to any other party whatsoever except for the sole purpose of enabling 1) Landlord or Tenant to obtain financing and/or appropriately communicate with its attorneys and/or accountants and/or with companies owning and/or owned by Landlord or Tenant and/or 2) Landlord to sell the land and/or building. Notwithstanding any contrary provision of this Article 28, Landlord and/or Tenant may disclose, without any liability hereunder, any information required to be disclosed by applicable law or regulation (including, without limitation, the applicable rules of any national securities exchange or similar self-regulatory organization) or any Federal, State, County or Municipal governmental authority. Notwithstanding anything contained in this entire Lease, and in addition to all of its other rights and remedies, Landlord and Tenant shall be entitled to injunctive relief for the reason that a monetary award would not constitute an adequate remedy for any such failure to so fully and faithfully comply. All provisions of this entire paragraph shall survive the termination of this Lease, and shall not be merged in same.

29.      Brokerage:

         Tenant and Landlord warrant and represent they have not dealt with any realtor, broker and/or agent, in connection with this Lease, including, but not limited to, the negotiation, entering into, execution and/or delivery of this Lease. Tenant and Landlord shall pay, and shall, and do hereby, hold harmless and indemnify the other from and against, any and all costs, expenses, damages and/or liabilities (including, but not limited to, all compensation, commissions, fees, costs of suit, witnesses' fees, experts' fees and/or attorneys' fees) with respect to the indemnitor's dealing with any broker in connection with this Lease, including, but not limited to, the negotiation, entering into, execution and/or delivery of this Lease.

30.      Sale or Assignment by Landlord, Etc.:

         Without any further act, agreement, consent and/or the like whatsoever of the Landlord, Tenant, any other person, entity and/or party and/or their respective heirs, successors and/or assigns: a) The Landlord shall have the right to sell, assign and/or transfer all or any part of the land, building, other buildings, Demised Premises, this Lease and/or any benefits pursuant to this Lease, and b) forthwith upon any such sale, assignment, and/or transfer, absolutely and forever, the seller, assignor and/or transferor pursuant to such sale, assignment and/or transfer shall be entirely relieved of all of Landlord's obligations under this Lease which are required to be performed and/or complied with after such sale, assignment and/or transfer, provided a) the purchaser, assignee and/or transferee pursuant to such sale, assignment and/or transfer shall have assumed and agreed to be obligated and responsible for all of said obligations and/or b) any such sale, assignment and/or transfer shall be subject to all provisions of this Lease.

         The term "Landlord" as used in this Lease shall mean the Landlord and/or the owner for the time being of the Demised Premises.

31.      Landlord's Rights to Perform Tenant's Covenants:

         If Tenant shall at any time fail to perform, and/or cause to be performed, any obligation of Tenant pursuant to the provisions of this Lease, then, after the expiration of any notice and cure period expressly provided in this Lease, Landlord shall have the right, but not the obligation, after ten
(10) days' notice to Tenant (but without notice in the event of an emergency) and without waiving, and/or releasing Tenant from, any obligation of Tenant in this Lease contained, to perform same, in such manner and to such extent as Landlord shall, in its sole reasonable discretion decide, and in exercising any such rights, pay and incur necessary and incidental costs and expenses, including, but not limited to, reasonable attorneys' fees. Forthwith upon Landlord's demand therefor, Tenant shall reimburse Landlord for all sums paid by Landlord pursuant to this entire Lease, including, but not limited to, this Article, with interest at the rate of 8% per annum, and Landlord shall have the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

32.      No Representations by Landlord:

         Neither Landlord nor anyone on behalf of Landlord has made any representations, promises and/or the like with respect to the Demised Premises, building, land and/or other buildings (including, but not limited to, any representations, promises and/or the like relative to condition, square footage and/or permitted zoning uses of Demised Premises, building, land and/or other buildings) on which Tenant has relied, except as expressly herein set forth.

         Landlord hereby represents the following to Tenant:

         1. During the spring of 1995, Landlord removed the following from the land:

                  (a) Two (2) underground fuel storage tanks and the contents thereof (which contents were believed by Landlord to be fuel);

                  (b) Two (2) underground waste storage tanks and the contents thereof (which contents were believed by Landlord to include cleaning solvents); and

                  (c)      Approximately two hundred (200) tons of soil;


         2. During January of 1996, Landlord removed from the land the contents of one (1) tank referred to in 32.2. of the Lease dated as of March 6, 1996 between Landlord and Tenant and which tank previously was believed by Landlord to be a septic tank and which contents were believed by Landlord to include cleaning solvents. During December of 1996, Landlord removed from the land said tank. The septic tank servicing the building is, to the best of Landlord's knowledge, sufficient to service the building;

         3. All removal to date referred to in 1. and 2., above, has been, to the best of Landlord's knowledge, as requested by the Department of Environmental Protection of the State of Connecticut;

         4. To the best of Landlord's knowledge, there presently exist none of the following on the land and/or in the building: a) hazardous materials in violation of environmental laws or b) other violations of environmental laws; and

         5. Landlord shall, and does hereby, indemnify and hold harmless Tenant of and from all costs resulting from Landlord's acts and/or failures to act relative to violations of environmental laws, unless said violations were caused by the act, failure to act and/or use of the land and/or building by and/or on behalf of Tenant and/or its agents, servants and/or invitees.

33.      Right of Mortgagee To Cure Defaults of Landlord:

         Tenant shall give to Landlord's mortgagee whose name and address have been supplied to Tenant a copy of any notice of default served upon and/or sent to Landlord. If Landlord shall have failed to cure such default within the time provided for in this Lease then Landlord's mortgagee shall have a) an additional period, of the greater of the cure period provided in any applicable mortgage or thirty (30) days, within which to cure such default, or b) if such default cannot be cured within said period, then such additional time as may be necessary if within said period the Landlord's mortgagee has commenced and is diligently pursuing the curing of such default. This Lease shall not be terminated if said default is cured within said period, or if such cure is being so diligently pursued, as the case may be. Tenant shall accept performance by any such Landlord's mortgagee.

34.      Entire Agreement, Etc.:

         As of July 1, 2001, it is expressly understood and agreed by and between the parties hereto that this Lease sets forth all the covenants, promises, agreements, conditions and/or understandings, either oral and/or written, between them with respect to the land, building and/or demised premises and/or this Lease, and there are no others as of the date hereof except as are expressly set forth in a) an Agreement between Landlord and Tenant's predecessor in interest dated March 10, 1997, as amended by a Termination of Leases, Etc. between Landlord and Tenant dated of even date herewith and/or b) a written agreement between Landlord and Tenant and/or Tenant's predecessor in interest regarding the issuance to Tenant of a credit against rent in exchange for improvements and/or repairs (including the paving and/or re-paving of all or a portion of the parking lot) of the land by Tenant . It is further understood and agreed that no subsequent alteration, amendment, change and/or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

         The article and/or paragraph headings contained in this Lease are for convenience only and shall not be considered in the construction and/or interpretation of any provision of this Lease.

35.      Invalidity of Particular Provisions:

         If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, non-binding and/or unenforceable, the remainder of this Lease, or the application of such term and/or provision to persons and/or circumstances other than those as to which it is invalid, non-binding and/or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid, binding and enforceable and be enforced to the fullest extent permitted by law.

36.      Social Security Numbers, etc.:

         Tenant represents that the following is the tax identification number of Tenant: 52-2187059.

37.      No Smoking in Building:

         None of Tenant's employees, customers, contractors, agents, servants, or invitees shall smoke in any portion of the building, including, but not limited to, any portion of the demised premises.

38.      Insurance:

         a) Tenant shall obtain and maintain, at Tenant's cost, at all times during the term of this Lease, (i) all risk property insurance on Tenant's alterations, additions and improvements to the demised premises, in the amount of $6,000,000.00, and (ii) public liability insurance (in a minimum amount of $5,000,000.00) with respect to the demised premises, and all of (i) and (ii) of this sentence naming (1) Tenant as an insured and (2) if and to the extent of their insurable interests, Landlord and any holders of mortgages on the land and/or building designated by Landlord in a notice to Tenant, as additional insureds. All of said insurance (1) shall be written by one or more insurance companies licensed to do business in Connecticut, (2) may be carried under a blanket policy covering the demised premises and (3) shall contain an agreement by the insurer to endeavor not to cancel said policies with respect to said Landlord or holders of mortgages except upon at least ten (10) days prior written notice to Landlord. All renewal policies (or certificates evidencing the same) shall be delivered to Landlord not less than ten (10) days prior to the expiration of such policies to be renewed.

         b) Landlord shall obtain and maintain, at Landlord's cost, at all times during the term of this Lease, all risk property insurance on the building and the land which (1) without limitation, shall cover and allow the uses permitted by Article 6 of this Lease and Tenant's current specific manner of use and occupancy of the demised premises, (2) shall be written by one or more insurance companies licensed to do business in Connecticut, and (3) may be carried under a blanket policy covering the building and land.

         IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written.

Witness:                                    NEWTOWN GROUP PROPERTIES
                                            LIMITED PARTNERSHIP
                                            By NGP, LLP,
                                            Its General Partner,
                                            Hereunto Duly Authorized

                                            By  /s/ Peter van Witt
________________________________                ________________________________
                                                Peter Van Witt,
                                                Its President,

________________________________            Hereunto Duly Authorized


                                            MARTHA STEWART LIVING
                                            OMNIMEDIA, INC.


                                            By /s/ Sharon Patrick
________________________________                ________________________________
                                            Name:  Sharon Patrick
                                            Title:    President

________________________________            Hereunto Duly Authorized

STATE OF CONNECTICUT       )
                           ) ss:                             ________ ___, 2001
COUNTY OF FAIRFIELD        )

         Personally appeared Peter Van Witt, President hereunto duly authorized of NGP, LLP, general partner hereunto duly authorized of NEWTOWN GROUP PROPERTIES LIMITED PARTNERSHIP, signer and sealer of the foregoing instrument, who acknowledged the same to be his free act and deed as such President hereunto duly authorized, the free act and deed of said Saugatuck Group Property Management, Inc. as such general partner hereunto duly authorized, and the free act and deed of said NEWTOWN GROUP PROPERTIES LIMITED PARTNERSHIP, before me.

                                              ________________________________
                                              Commissioner of the Superior Court
                                              Notary Public
                                              My Commission Expires:


STATE OF NEW YORK          )
                           ) ss:  New York City             _________ ___, 2001
COUNTY OF NEW YORK         )


         Personally appeared ______________________, ____________ hereunto duly authorized of MARTHA STEWART LIVING OMNIMEDIA, INC., signer and sealer of the foregoing instrument, who acknowledged the same to be his/her free act and deed as such _____________ hereunto duly authorized, and the free act and deed of said MARTHA STEWART LIVING OMNIMEDIA, INC., before me.


                                              ________________________________
                                              Notary Public
                                              My Commission Expires:

                              Attachments to Lease

"Exhibit A" - Description of "land".
"Exhibit B" - Cross-hatched outline of "demised premises".
"Exhibit C" - Subordination, Non-Disturbance and Attornment Agreement. "Exhibit D" - Current Wiring Instructions for Payments to Landlord "Schedule 1"- Net Costs.

                                  "Schedule 1"


         1. Tenant shall further pay all of the following ("net costs") to the extent same relate to any period occurring during the term and commencing on or after Commencement Date: a) all charges for all utilities and heating oil used and/or consumed at demised premises, b) all charges for removal from land of waste and/or other items relating to demised premises which are in excess of standard office waste, c) all real estate and/or personal property taxes and/or other governmental assessments resulting from any alterations, additions, improvements, erections, repairs, replacements, renovations and/or maintenance made, and/or labor, services, materials and/or other items provided, to the demised premises by Tenant on or after the Commencement Date, d) all charges for all utilities, heating oil and sewer relative to the land and/or building (excluding therefrom all those payable by Tenant and/or other tenants of the building), plus e) increases in Landlord's all risk property insurance described in Article 38 of this Lease to the extent provided for in Article 15 of this Lease. All expenses related to grounds maintenance, landscaping, snow and waste removal shall be borne directly by the Tenant as the tenant for the building. All of foregoing shall be paid by Tenant to Landlord without any abatement, deduction and/or set-off for any reason whatsoever.

         Tenant shall pay to Landlord, in advance, on Commencement Date, and on the same day of each month thereafter as Base Rent shall be due pursuant to
Article 3. of this Lease, one-twelfth (1/12), of the product of the annual amount estimated by Landlord, in all reasonable probability, as the amounts which shall be net costs payable by Tenant and attributable to the 12 months immediately following Commencement Date and each 12 months thereafter (said 12 month period, collectively, "applicable period"), or for the applicable period if said estimate is received by Tenant after the applicable period has commenced, which estimated annual amount shall be shown on a notice hereinafter called "Current Notice". All payments made by Tenant to Landlord pursuant to said Current Notice shall be credited to the payments ultimately determined to be due for the applicable period. In the event said applicable period has commenced prior to delivery of any such Current Notice, Tenant shall pay to Landlord, in addition, within thirty (30) days of delivery of such Current Notice, for each month in said applicable period that commenced prior to Tenant's receipt of such Current Notice, an amount equal to one-twelfth(1/12) of the annual amount shown on such Current Notice multiplied by the number of months of said applicable period that have theretofore commenced.

         As soon as practical after the end of each applicable period, Landlord shall prepare and deliver to Tenant a Notice of net costs for the immediately preceding applicable period, which Notice is hereinafter called "Past Notice", advising Tenant of a) the amounts, due from Tenant to Landlord as net costs for the immediately preceding applicable period, less b) the amounts paid pursuant to the immediately preceding paragraph. Within thirty (30) days of the delivery of such Past Notice, Tenant shall pay Landlord the amount shown thereon, if any, as due, or Landlord shall credit Tenant the amount shown thereon, if any, as an over payment, all as the case may be.

         The amount of charges for utilities shall be the amount (i) indicated by any separate meter for such periods as there is any such separate meter and/or (ii) reasonably estimated by Landlord for all other periods.

         2. In no event shall any of the provisions of this entire Schedule 1 result in a negative calculation.

         3. All sums due and payable by Tenant pursuant to this Schedule 1 shall be due and payable to Landlord and/or any provider, as Landlord shall direct, within ten (10) days of Landlord's demand therefor.

         4. Tenant shall have the right to reasonably audit all of said net costs, but said right and audit shall not entitle Tenant to delay making the payments referred to above to the extent referred to above.

[ FIRST UNION LOGO]

                                   "Exhibit C"

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


         SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated ________, ______ (the "AGREEMENT"), between FIRST UNION NATIONAL BANK ("BANK"), a national banking association, having an office at ____________________________________________________ ("Bank") and
_______________________________________________________________________, a
________________________, having an office at
____________________________________________ ("TENANT").


                                   BACKGROUND


         A. As security for a loan made by Bank to _______________________________________ ("LANDLORD") Landlord, Landlord is about to give and/or has given to Bank a [SELECT APPROPRIATE AGREEMENT] [Mortgage and Security Agreement] [Deed of Trust and Security Agreement] [Deed to Secure Debt and Security Agreement], which is about to be recorded and/or has been recorded in the public records for the County of ___________________________, ________________ (the "SECURITY INSTRUMENT"), constituting a first lien against the Property described on SCHEDULE "A" attached hereto (the "PROPERTY").

         B. Tenant has entered into the Lease dated ______________, as amended _____________ (as so amended, the "LEASE") covering all or a portion of the Property (the "LEASED PREMISES").

         C. As a condition of making the loan, Bank has required that the Lease be subordinated to the Security Instrument and that Tenant agree to attorn to the purchaser of the Property at foreclosure of the Security Instrument in the event of such foreclosure, or to Bank prior to foreclosure in the event Bank elects to collect the rents and other sums due and becoming due under the Lease, and Tenant is willing to so attorn, if Bank will recognize Tenant's rights under the Lease, on the terms and conditions hereinafter provided.


                                    AGREEMENT


         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and intending to be legally bound, hereby agree as follows:


1.       SUBORDINATION OF LEASE.

                  The Lease is and shall be subject and subordinate to the provisions and lien of the Security Instrument and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal amount and other sums secured thereby and interest thereon, as if the Lease had been executed and delivered after the execution, delivery and recording of the Security Instrument.

2.       ATTORNMENT.

         Tenant agrees that it will attorn to and recognize: (i) Bank, whether as mortgagee in possession or otherwise; (ii) any purchaser at a foreclosure sale under the Security Instrument; (iii) any transferee who acquires possession of or title to the Property, whether by deed in lieu of foreclosure or other means; and (iv) the successors and assigns of such purchasers and/or transferees (each of the foregoing parties, a "SUCCESSOR"), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions as set forth in the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments by any party hereto; provided, however, that Tenant will, upon request by Bank or any Successor, execute a written agreement attorning to Bank or such Successor, affirming Tenant's obligations under the Lease, and agreeing to pay all rent and other sums due or to become due to Bank or such Successor.

3.       NON-DISTURBANCE.

                  So long as Tenant complies with Tenant's obligations under this Agreement and is not in default under any of the terms, covenants or conditions of the Lease, Bank will not disturb Tenant's use, possession and enjoyment of the Leased Premises nor will the leasehold estate of Tenant be affected or Tenant's rights under the Lease be impaired (except to the extent that Tenant's right to setoff any sums owed to Landlord or to receive any obligations to be performed by Landlord shall not be enforceable thereafter against Bank or any Successor), in any foreclosure action, sale under a power of sale, transfer in lieu of the foregoing, or the exercise of any other remedy pursuant to the Security Instrument.


4.       ASSIGNMENT OF LEASES.

                  Tenant acknowledges that it has been advised that Landlord is assigning the Lease and the rents thereunder to Bank pursuant to an Absolute Assignment of Leases and Rents from Landlord to Bank (the "ASSIGNMENT"). Tenant agrees that if Bank, pursuant to the Assignment, and whether or not it becomes a mortgagee in possession, shall give notice to Tenant that Bank has elected to require Tenant to pay to Bank the rent and other charges payable by Tenant under the Lease, Tenant shall, until Bank shall have cancelled such election, be similarly bound to Bank and shall similarly attorn to Bank and shall thereafter pay to Bank all rent and other sums payable under the Lease. Any such payment shall be made notwithstanding any right of setoff, defense or counterclaim which Tenant may have against Landlord, or any right to terminate the Lease.


5.       LIMITATION OF LIABILITY.

         5.1. In the event that Bank succeeds to the interest of Landlord under the Lease, or title to the Property, then Bank and any Successor shall assume and be bound by the obligations of Landlord under the Lease which accrue from and after such party's succession to Landlord's interest in the Leased Premises, but Bank and such Successor shall not be: (i) liable for any act or omission of any prior landlord (including Landlord); (ii) liable for the retention, application or return of any security deposit to the extent not paid over to Bank; (iii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); (iv) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); (v) bound by any amendment or modification of the Lease made without Bank's or such Successor's prior written consent; or (vi) obligated to cure any defaults of any prior landlord under the Lease which occurred prior to the date on which Bank or such Successor succeeded to Landlord's interest under the Lease. Nothing in this section shall be deemed to waive any of Tenant's rights and remedies against any prior landlord.

         5.2. Tenant agrees that any person or entity which at any time hereafter becomes the landlord under the Lease, including without limitation, Bank or any Successor, shall be liable only for the performance of the obligations of the landlord under the Lease which arise during the period of its or their ownership of the Leased Premises and shall not be liable for any obligations of the landlord under the Lease which arise prior to or subsequent to such ownership. Tenant further agrees that any such liability shall be limited to the interest of Bank or such Successor in the Property, and Tenant shall not be able to enforce any such liability against any other assets of Bank or such Successor.


6.       RIGHT TO CURE DEFAULTS.

         Tenant agrees to give notice to Bank of any default by Landlord under the Lease, specifying the nature of such default, and thereupon Bank shall have the right (but not the obligation) to cure such default, and (if Tenant is entitled to terminate the Lease or abate any rent payable thereunder by reason of such default) Tenant shall not terminate the Lease or abate the rent payable thereunder by reason of such default unless and until it has afforded Bank thirty (30) days after Bank's receipt of such notice to cure such default and a reasonable period of time in addition thereto (i) if the circumstances are such that said default cannot reasonably be cured within said thirty (30) day period and Bank has commenced and is diligently pursuing such cure, or (ii) during and after any litigation action including a foreclosure, bankruptcy, possessory action or a combination thereof. It is specifically agreed that Tenant shall not require Bank to cure any default which is not susceptible of cure by Bank.


7.       TENANT'S AGREEMENTS.

         Tenant hereby covenants and agrees that: (i) Tenant shall not pay any rent or additional rent under the Lease more than one month in advance; (ii) Tenant shall have no right to appear in any foreclosure action under the Security Instrument; (iii) Tenant shall not amend, modify, cancel or terminate the Lease without Bank's prior written consent, and any attempted amendment, modification, cancellation or termination of the Lease without such consent shall be of no force or effect as to Bank; (iv) Tenant shall not voluntarily subordinate the Lease to any lien or encumbrance (other than the Security Instrument) without Bank's prior written consent; (v) Tenant shall not assign the Lease or sublet all or any portion of the Leased Premises (except as permitted by the terms of the Lease) without Bank's prior written consent; (vi) this Agreement satisfies any requirement in the Lease relating to the granting of a non-disturbance agreement; and (vii) Tenant shall deliver to Bank, from time to time and within ten (10) days from the date of request, a written statement in form and substance satisfactory to Bank certifying to certain matters relating to the Lease.


8.       MISCELLANEOUS.

         8.1. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Agreement shall in any way affect or impair the lien created by the Security Instrument, except as specifically set forth herein.

         8.2. MODIFICATIONS. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by the parties hereto.

         8.3. NOTICES. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

         8.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the [State/Commonwealth] of
__________________.


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Subordination, Non-Disturbance and Attornment Agreement [under seal] as of the day and year first above written.

["SEAL" MAY BE DELETED IF NOT REQUIRED UNDER STATE LAW; WITNESSES MAY BE DELETED IF NOT REQUIRED UNDER STATE LAW; TWO WITNESSES ARE REQUIRED IN CONNECTICUT, DELAWARE (INDIVIDUALS AND PARTNERSHIPS ONLY), FLORIDA (RECORDED DOCS ONLY) AND SOUTH CAROLINA; TWO WITNESSES OPTIONAL IN FLORIDA]


WITNESS:                                    TENANT:

__________________________________

______________________________________________________(SEAL)
Name:                              Name:    (Individual)

WITNESS/ATTEST:
_________________________________________________(SEAL)
                                               (Corporation, Partnership or LLC)

_________________________________________________     By:

 _________________________________________________________
Name:                                                Name:
Title:                                               Title:
[Corporate Seal]



                                            BANK:
ATTEST:                                     FIRST UNION NATIONAL BANK


_________________________________________________      By:

 _________________________________________________________
Name:                                                Name:
Title:                                               Title:
[Corporate Seal]

                                   SCHEDULE A

                             DESCRIPTION OF PROPERTY

                  [ATTACH APPROPRIATE ACKNOWLEDGEMENT(S) FROM
                            ACKNOWLEDGEMENT DOCUMENT]

                                   "Exhibit D"

              Current Wiring Instructions for Payments to Landlord




         Fleet Bank

         Routing Code: 011900571

         Account No: 9401776695

         Account Name: Newtown Group Properties Limited Partnership